UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 16, 2014

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31332	33-0264467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On October 16, 2014, the Company held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders (i) elected six directors to the Company’s board of directors, (ii) voted against the amendment to the Company’s 2012 Equity Incentive Plan to (a) increase the aggregate number of shares of common stock authorized for issuance under the plan by 30,000,000 shares, and (b) increase the aggregate number of shares of common stock that may be issued or transferred upon the exercise of incentive stock options by 30,000,000 shares, (iii) granted advisory approval of the compensation of the Company’s named executive officers, and (iv) ratified the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for fiscal year 2014, each as more fully described below.

The final voting results were as follows:

Item No. 1:	Proposal to elect six directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in 2015.

Nominee	For	Withheld	Broker Non- Votes
Thomas Steipp	57,498,087	40,460,380	-
Scott Gillis	58,101,303	39,857,164	-
Abdi Mahamedi	55,393,928	42,564,539	-
Ricardo Salas	55,790,639	42,167,828	-
Bob Howard-Anderson	58,214,642	39,743,825	-
Richard Sevcik	58,046,055	39,912,412	-

Item No. 2

Proposal to approve the amendment to the Company’s 2012 Equity Incentive Plan to (a) increase the aggregate number of shares of common stock authorized for issuance under the plan by 30,000,000 shares, and (b) increase the aggregate number of shares of common stock that may be issued or transferred upon the exercise of incentive stock options by 30,000,000 shares.

For	Against	Abstain	Broker Non- Votes
46,916,942	46,785,121	4,256,404	269,713,599

Item No. 3	Proposal to grant advisory approval of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non- Votes
49,176,218	43,732,155	5,050,094	269,713,599

Item No. 4	Proposal to ratify the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for fiscal 2014.

For	Against	Abstain	Broker Non-Votes
289,460,911	6,240,732	71,970,423	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date: October 20, 2014